UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2024 (August 19, 2024)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 29, 2020, 1847 Asien Inc. (“1847 Asien”), a subsidiary of 1847 Holdings LLC (the “Company”), issued a 6% Amortizing Promissory Note (the “Note”) to Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992 (the “Trust”).

As previously disclosed, on or about February 26, 2024, 1847 Asien’s subsidiary, Asien’s Appliance, Inc., effectuated an assignment for the benefit of its creditors. Thereafter, the Trust alleged that the Company and/or its other affiliates were liable to the Trust on the Note and pursuant to other potential claims on a theory of alter ego liability, and the Company denied that it or any of its affiliates were liable to the Trust for any of the Trust’s alleged claims and under any theory of liability.

In order to settle this matter, on August 19, 2024, the Company, 1847 Asien and the Trust entered into a settlement and release agreement (the “Settlement Agreement”), pursuant to which the Trust surrendered the Note to 1847 Asien and forgave the entire outstanding balance of the Note in the amount of $831,027 in exchange for which the Company issued 83,603 series C senior convertible preferred shares (the “Shares”) to the Trust. The Settlement Agreement also includes a customary release of claims and covenant not to sue by the Trust.

In connection with the Settlement Agreement, the Company entered into a Series C Preferred Shares Stock Purchase Agreement (the “Purchase Agreement”) with the Trust, pursuant to which the Company agreed to issue the Shares, and the Company executed a Share Designation to establish the terms of the series C senior convertible preferred shares (the “Share Designation”). Pursuant to the Share Designation, the Company designated 83,603 of its preferred shares as series C senior convertible preferred shares with a stated value of $10.00 per share. Following is a summary of the material terms of the series C senior convertible preferred shares:

Ranking. The series C senior convertible preferred shares rank, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common shares, allocation shares, and each other class or series that is not expressly made senior to or on parity with the series C senior convertible preferred shares; (ii) on parity with the series D senior convertible preferred shares and each other class or series that is not expressly subordinated or made senior to the series C senior convertible preferred shares; and (iii) junior to the series A senior convertible preferred shares, all indebtedness and other liabilities with respect to assets available to satisfy claims against the Company and each other class or series that is expressly made senior to the series C senior convertible preferred shares.

Dividend Rights. Holders of series C senior convertible preferred shares are entitled to dividends at a rate per annum of 6.0% of the stated value ($10.00 per share). Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable only upon the liquidation of the Company or upon conversion.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the Share Designation), upon any liquidation of the Company or its subsidiaries, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of securities that are junior to the series C senior convertible preferred shares as to the distribution of assets on any liquidation of the Company, including the common shares and allocation shares, each holder of outstanding series C senior convertible preferred shares shall be entitled to receive an amount of cash equal to 100% of the stated value ($10.00 per share) plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders. If, upon any liquidation, the assets, or proceeds thereof, distributable among the holders of the series C senior convertible preferred shares shall be insufficient to pay in full the preferential amount payable to the holders of the series C senior convertible preferred shares and liquidating payments on any other shares of any class or series of parity securities as to the distribution of assets on any liquidation, then such assets, or the proceeds thereof, shall be distributed among the holders of series C senior convertible preferred shares and any such other parity securities ratably in accordance with the respective amounts that would be payable on such series C senior convertible preferred shares and any such other parity securities if all amounts payable thereon were paid in full.

Voting Rights. The series C senior convertible preferred shares do not have any voting rights; provided that, so long as any series C senior convertible preferred shares are outstanding, the affirmative vote of holders of a majority of series C senior convertible preferred shares, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the Share Designation.

Conversion Rights. Each series C senior convertible preferred share, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable common shares determined by dividing the stated value ($10.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by the conversion price of $10.00 per share (subject to standard adjustments in the event of any share splits, share combinations, share reclassifications, dividends paid in common shares, sales of substantially all of the Company’s assets, mergers, consolidations or similar transactions); provided that in no event shall the holder of any series C senior convertible preferred shares be entitled to convert any number of series C senior convertible preferred shares that upon conversion the sum of (i) the number of common shares beneficially owned by the holder and its affiliates and (ii) the number of common shares issuable upon the conversion of the series C senior convertible preferred shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common shares. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to the Company.

Other Rights. Holders of series C senior convertible preferred shares have no redemption, preemptive or subscription rights for additional securities of the Company.

The foregoing description of the Settlement Agreement, the Purchase Agreement and the Share Designation does not purport to be complete and is qualified in its entirety by reference to the full text of those documents filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this report, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance the Shares is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 regarding the terms of the series C senior convertible preferred shares set forth in the Share Designation is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Share Designation of Series C Senior Convertible Preferred Shares
10.1	Settlement and Release Agreement, dated August 19, 2024, among 1847 Holdings LLC, 1847 Asien Inc. and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992
10.2	Series C Preferred Shares Stock Purchase Agreement, dated August 22, 2024, between 1847 Holdings LLC and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as Trustees of the Wilhelmsen Family Trust, U/D/T dated May 1, 1992
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2024	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
Name: Ellery W. Roberts
Title: Chief Executive Officer

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